BENEFICIAL INTEREST CHANGING AGREEMENT


THIS AGREEMENT is executed and effective as of this 19th day of March 2000.

Between

Sanhe Yianjiao Sinoway Biotech Co., Ltd. ("Sinoway")

And

Dragon Pharmaceutical Inc., USA


WHEREAS

     1. Allwin Newtech Ltd. ("Allwin") is a wholly owned subsidiary of Dragon Pharmaceutical Inc. ("Dragon");
     2.   Sanhe   Kailong   Biopharmaceutical   Co.,  Ltd.   ("Kailong")   is  a
          sino-foreign joint venture company established between Allwin and Sinoway;
     3. Allwin and Sinoway currently hold 75% and 25% of the Beneficial Interest in Kailong respectively;
     4.   Both parties wish to change their beneficial interest in Kailong.


NOW THEREFORE, for and in consideration of the premises and of the mutual representations, warranties, covenants, and agreements set forth in this Agreement, and for other good and valuable consideration, the parties hereby agree as follows:

     1. Sinoway agreed to reduce its Beneficial Interest in Kailong from 25% to 5%.
     2. Allwin's beneficial interest in Kailong shall increase from 75% to 95% accordingly.
     3. In compensation for Sinoway to reduce its beneficial interest, Dragon shall:

     (a) make payment of US$250,000.00 to Sinoway, payable in Chinese Reminbi. The payment shall be made within five (5) days from the execution of this agreement.

     (b)  Issue  250,000  common  shares  of  Dragon  to  Sinoway.   No  special
          restriction shall be placed on the shares issued.

    4. This agreement shall be governed by and construed under the laws of the People's Republic of China.

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     5.   This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, executors, and successors.

     6. This agreement has Chinese version and English version. Both versions have equal power.

IN WITNESS WHEREOF, this agreement has been executed as of 19th day of March, 2000 in Beijing, China.

Sanhe Yianjiao Sinoway Biotech Co., Ltd.



Per: ________________________________



Dragon Pharmaceutical Inc., USA



Per: _________________________________